Exhibit (a)(80)

THE GLENMEDE FUND, INC.

ARTICLES SUPPLEMENTARY

The Glenmede Fund, Inc., a Maryland corporation registered under the Investment Company Act of 1940, as amended, as an open-end management investment company (the “Corporation”), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

FIRST: In accordance with the requirements of Section 2-208 of the Maryland General Corporation Law and pursuant to the authority expressly given to the Board of Directors in Article Fifth of the Corporation’s charter (the “Charter”), the Board of Directors of the Corporation has classified authorized but unissued and unclassified shares of common stock, par value $.001 per share (the “Common Stock”), of the Corporation as follows:

1. 600,000,000 shares of authorized but unissued and unclassified shares of Common Stock are hereby classified in two new classes/portfolios (the “Portfolios”) as follows:

Name of Class/Portfolio	Shares Allocated
Knollbrook Disciplined International Equity ETF	300,000,000
Knollbrook Global Secured Options ETF	300,000,000

2. The shares of each Portfolio shall have the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends and other distributions, qualifications and terms and conditions of redemption of a class of Common Stock as set forth in the Charter.

SECOND: These Articles Supplementary do not change the total number of shares of Common Stock that the Corporation has authority to issue. The total number of shares of stock which the Corporation is presently authorized to issue remains 6,000,000,000 shares of Common Stock, classified as follows:

Name of Class/Portfolio	Number of Shares of Common Stock Allocated
Equity Income Portfolio	80,000,000
Global Secured Options Portfolio —
Advisor Shares	120,000,000
Institutional Shares	120,000,000
Disciplined International Equity Portfolio —
Advisor Shares	120,000,000
Institutional Shares	120,000,000
Disciplined U.S. Growth Equity Portfolio —
Advisor Shares	240,000,000
Institutional Shares	140,000,000

Disciplined U.S. Equity Portfolio —
Advisor Shares	155,000,000
Institutional Shares	155,000,000
Long/Short Equity Portfolio —
Advisor Shares	120,000,000
Institutional Shares	120,000,000
Disciplined U.S. Value Equity Portfolio	80,000,000
Disciplined U.S. Small Cap Equity Portfolio —
Advisor Shares	80,000,000
Institutional Shares	80,000,000
Energy Resilience Portfolio
Advisor Shares	80,000,000
Institutional Shares	80,000,000
Secured Options Portfolio —
Advisor Shares	160,000,000
Institutional Shares	160,000,000
Small Cap Equity Portfolio —
Advisor Shares	180,000,000
Institutional Shares	135,000,000
Strategic Equity Portfolio	150,000,000
Total Market Plus Equity Portfolio —
Advisor Shares	120,000,000
Institutional Shares	80,000,000
SMID Core Equity Portfolio —
Advisor Shares	80,000,000
Institutional Shares	80,000,000
Knollbrook Disciplined International Equity ETF	300,000,000
Knollbrook Global Secured Options ETF	300,000,000
Unclassified	2,365,000,000
Total	6,000,000,000

THIRD: The shares of Common Stock reclassified pursuant to these Articles Supplementary have been reclassified by the Board of Directors under the authority contained in the Charter.

FOURTH: The undersigned officer of the Corporation acknowledges these Articles Supplementary to be the corporate act of the Corporation and, as to all matters or facts required to be verified under oath, the undersigned officer acknowledges that, to the best of such officer’s knowledge, information and belief, these matters and facts are true in all material respects and that this statement is made under the penalties for perjury.

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IN WITNESS WHEREOF, the Corporation has caused these Articles Supplementary to be signed in its name and on its behalf as of this 22nd day of September, 2026.

ATTEST:	THE GLENMEDE FUND, INC.

/s/ Joshua M. Lindauer	By:	/s/ Elizabeth A. Eldridge
Joshua M. Lindauer		Elizabeth A. Eldridge
Secretary		President

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